IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA
                                          GENERAL JURISDICTION DIVISION

                                          CASE NO.          00-32262 CA 03
In Re:

MORTGAGE.COM, INC.

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/


          ORDER GRANTING EX PARTE MOTION BY ASSIGNEE FOR ORDER LIMITING
             NOTICE, PURSUANT TO FLORIDA STATUTES SECTION 727.111(6)
             -------------------------------------------------------

         THIS CAUSE came before this court on the Lewis B. Freeman's, Assignee for the Benefit of Creditors of Mortgage.com, Inc., ex Parte Motion by Assignee for Order Limiting Notice, Pursuant to Florida Statutes Section 727.111(6) (the "Motion"), the Court having reviewed the file and the Motion, and being otherwise fully advised, it is

         ORDERED AND ADJUDGED:

         1.   The Motion is GRANTED, and

         2. Pursuant to Florida Statutes Section 727.111(6), Lewis B. Freeman, the Assignee, is authorized to limit notice to only creditors (and excluding shareholders of Mortgage.com, Inc.) with respect to the notices required by Florida Statutes Sections 727.111(3) and 727.111(4).

         DONE AND ORDERED at Miami-Dade County, Florida on December  ______,
2000.


                                           /s/ Judge Stuart M. Simons
                                         ---------------------------------------
                                                CIRCUIT COURT JUDGE

Copies furnished to:
Ilan Markus, Esquire
Mr. Markus is directed to mail a conformed copy of this order immediately upon receipt to all interested parties.